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                                                                    EXHIBIT 10.6

                            EMPLOYMENT AGREEMENT WITH
                   VICE PRESIDENT AND CHIEF FINANCIAL OFFICER


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EMPLOYMENT AGREEMENT

                  THIS EMPLOYMENT AGREEMENT is entered into as of January 21, 2002, between Ablest Inc., a Delaware corporation (the "Company"), and Vincent
J. Lombardo ("Executive").

W I T N E S S E T H:

                  WHEREAS, the Company and Executive desire to enter into this Agreement to insure the Company of the services of Executive, to provide for compensation and other benefits to be paid and provided by the Company to Executive in connection therewith, and to set forth the rights and duties of the parties in connection therewith;

                  NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereby agree as follows:

         1. Employment. The Company hereby employs Executive as Vice President, Chief Financial Officer, and Executive hereby accepts such employment, on the terms and conditions set forth herein. During the term of this Agreement, Executive shall be and have the title, duties and authority of Vice President, Chief Financial Officer of the Company and shall devote his entire business time and all reasonable efforts to his employment and shall perform diligently such duties as are customarily performed by the Vice President, Chief Financial Officer of companies the size and structure of the Company, together with such other duties as may be reasonably required from time to time by the Board of Directors of the Company or Chairman of the Company.

         2. Term. This Agreement shall begin on the date hereof and shall continue through and terminate upon the close of business on December 31, 2003 (the "Term").

         3. Outside Interests. Executive shall not, without the prior written consent of the Company, directly or indirectly, during the term of this Agreement, other than in the performance of duties naturally inherent to the business of the Company and in furtherance thereof, render services of a business, professional or commercial nature to any other person or firm, whether for compensation or otherwise; provided, however, that Executive may attend to outside investments, and serve as a director, trustee or officer of, or otherwise participate in, educational, welfare, social, religious and civic organizations so long as such activities do not materially interfere with his full-time employment hereunder.

         4.       Compensation and Other Matters.

                  (a) Salary. For all services he may render to the Company during the term of this Agreement, the Company shall pay to Executive the following salary in those installments customarily used in payment of salaries to the Company's senior executives (but in no event less frequently than monthly):

                           (i)      for the period beginning on the date hereof
and ending December 31, 2002, salary equal to an annual salary of One Hundred Forty Thousand Dollars ($140,000), multiplied by the ratio of the number of days in the period beginning on the date hereof and ending on the last day of 2002 to 365; and

                           (ii)     for the calendar year beginning on January
1, 2003, salary as determined by the Compensation Committee, which in no event shall be less than One Hundred Forty Thousand Dollars ($140,000).

                  (b) Bonus. Executive shall be entitled to participate in each year of the Term in an annual bonus program to be implemented by the Compensation Committee of the Board of Directors with pertinent terms and goals to be established by the Compensation Committee in its sole discretion and pursuant to which Executive shall have the opportunity to earn a bonus of up to 30% of his annual salary.

                  (c) Benefits. Executive shall be entitled, subject to the terms and conditions of the appropriate plans, to all benefits provided by the Company to senior executives generally from time to time during the term of this Agreement.

                  (d) Business Expenses. Upon delivery of proper documentation therefor Executive shall be reimbursed for all travel, hotel and business expenses when incurred on Company business during the term of this Agreement.

                  (e) Restricted Stock Plan. During the term of this Agreement, Executive shall participate in the Company's Restricted Stock Plan if and when it is approved by the shareholders of the Company.

                  (f) Perquisites. During the Term, the Company shall furnish Executive, at the Company's cost, with the use of an automobile with a dealer invoice price not to exceed $35,000, and shall be entitled to such other perquisites as are generally provided by the Company to senior executives.


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                  (g)      COBRA Reimbursement. The Company will reimburse
Executive for the cost of his current medical COBRA premiums on a prorated basis for January 2002 and in full for February and March 2002.

                  (h) Vacation. Executive shall be entitled to three weeks of paid vacation annually.

                  (i) Employee Handbook. Except to the extent provided otherwise in this Agreement, the standard policies outlined in the Company's Employee Handbook, a copy of which has been provided to Executive, will be applicable to Executive's employment under this Agreement.

         5.       Death or Disability.

                  (a) Except as otherwise provided in Paragraph 7(a), in the event of Executive's death or Disability Executive's employment hereunder shall terminate and Executive shall be entitled to no further compensation or other payments or benefits under this Agreement, except as to any unpaid salary or benefits accrued and earned by him up to and including the date of such death or Disability.

                  (b) For purposes of this Agreement, Executive's Disability shall be deemed to have occurred after one hundred fifty (150) days in the aggregate during any consecutive twelve (12) month period, or after ninety (90) consecutive days, during which one hundred fifty (150) or ninety
(90) days, as the case may be, Executive, by reason of his physical or mental disability or illness, shall have been unable to discharge his duties hereunder. The date of Disability shall be such one hundred fiftieth (150th) or ninetieth
(90th) day, as the case may be. If the Company or Executive, after receipt of notice of Executive's Disability from the other, dispute that Executive's Disability shall have occurred, Executive shall promptly submit to a physical examination by the chief of medicine of any major accredited hospital in the Tampa or Clearwater, Florida, metropolitan area selected by the Company and, unless such physician shall issue his written statement to the effect that in his or her opinion, based on his or her diagnosis, Executive is capable of resuming his employment and devoting his full time and energy to discharging his duties within thirty (30) days after the date of such statement, such Disability shall be deemed to have occurred.

         6.       Termination

                  (c)      The employment of Executive under this Agreement:

                           (i)      shall be terminated automatically upon the
death or Disability of Executive;

                           (ii)     may be terminated for Cause at any time by
the Company, with any such termination not being in limitation of any other right or remedy the Company may have under this Agreement or otherwise;

                           (iii)    may be terminated at any time by the Company
without Cause with 30 days' advance notice to Executive;

                           (iv)     may be terminated at any time by Executive
with thirty (30) days' advance notice to the Company;

                           (v)      may be terminated by Executive for Good
Reason if the Company fails to cure the event constituting Good Reason within thirty (30) days of written notice of such event from Executive, provided that Executive has given notice of the event forming the basis of Good Reason within ninety (90) days after he has knowledge thereof; or

                           (vi)     shall be terminated automatically at the
close of business on December 31, 2003.

         (d) Upon any termination hereunder, Executive shall be deemed automatically to have resigned from all offices held by him in the Company.

         (e) Executive's employment with the Company for all purposes shall be deemed to have terminated as of the effective date of such termination hereunder (the "Date of Termination"), irrespective of whether the Company has a continuing obligation under this Agreement to make payments or provide benefits to Executive after such date.

         7.       Certain Termination Payments.

                  (a) If Executive's employment with the Company is terminated by the Company without Cause or by Executive for Good Reason, or in the event of Executive's death or Disability, the Company shall pay Executive (or his estate, as the case may be) on or before the thirtieth day after the Date of Termination an amount equal to (i) $140,000, if this Agreement is so terminated in 2002 or (ii) the greater of 50% of his salary for 2003 or salary for the remainder of 2003, if this Agreement is so terminated in 2003.

                  (b) If Executive's employment is terminated by the Company with Cause or by Executive without Good Reason, Executive shall be entitled to no further compensation or other payments or benefits under this


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Agreement, except as to that portion of any unpaid salary and any benefits accrued and earned by him under Paragraphs 4(a) and 4(c) hereof up to and including the Date of Termination.

         8.       Definitions.

                  (a) "Beneficial Owner" shall have the meaning provided in Rule 13d-3 promulgated under the Securities Exchange Act of 1934.

                  (b)      "Cause" means:

                           (i)      Executive's conviction of, or plea of "no
contest" to, a felony;

                           (ii)     Executive's willfully engaging in an act or
series of acts of gross misconduct that result in demonstrable and material injury to the Company; or

                           (iii)    Executive's material breach of any provision
of this Agreement, which breach has not been cured in all material respects within twenty (20) days after the Company gives notice thereof to Executive. For the avoidance of doubt, Company and Executive agree that "Cause" does not include a Change in Control of Company and termination of Executive by Company without Cause following a Change in Control thereof will entitle Executive to the payment set forth in Paragraph 7(a) hereof.

                  (c) "Change in Control" means any of the following events:

                           (i)      any "Person", other than Clydis D. Heist and
her lineal descendants and any trusts for the benefit of her lineal descendants (collectively, the "Heist Family") and other than any trustee or fiduciary on behalf of any Company benefit plan, becomes the "Beneficial Owner" of securities of the Company having at least 25% of the voting power of the Company's then outstanding securities (unless the event causing the 25% threshold to be crossed is an acquisition of securities directly from the Company) but only if at the time of such person's becoming the beneficial owner of the requisite voting power, the Heist Family no longer holds a majority of the outstanding shares; or

                           (ii)     the shareholders of the Company shall
approve any merger or other business combination of the Company, or any going private transaction subject to Rule 13e-3 of the rules and regulations promulgated under the Securities Exchange Act of 1934, or any sale of all or substantially all of the Company's assets in one or a series of related transactions or any combination of the foregoing transactions (the "Transactions"), other than a Transaction immediately following which the shareholders of the Company immediately prior to the Transaction own greater than 50% of the voting securities of the surviving company (or its parent) (and, in a sale of assets, of the purchaser of the assets) immediately following the Transaction; or

                           (iii)    within any 24 month period, the persons who
were directors immediately before the beginning of such period (the "Disinterested Directors") shall cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of a successor to the Company. For this purpose, any director who was not a director at the beginning of such period shall be deemed to be a Disinterested Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Disinterested Directors (so long as such director was not nominated by a person who has entered into an agreement or threatened to effect a Change of Control).

                  (d) "Good Reason" means the material breach of this Agreement by the Company when the Company does not have Cause to terminate Executive and if such breach has not been cured in all material respects within twenty (20) days after Executive gives notice thereof to the Company.

                  (e) "Person" shall have the meaning provided in Section 3(a)(9) of the Securities Exchange Act of 1934 and as used in Sections 13(d) and 14(d) thereof, including a "group" (as defined in Section 13(d) of the Exchange
Act).

         9.       Certain Covenants

                  (a) Noncompete and Nonsolicitation. Executive acknowledges the Company's reliance on and expectation of Executive's continued commitment to performance of his duties and responsibilities during the term of this Agreement. In light of such reliance and expectation, during the term hereof and for one year after termination of Executive's employment and this Agreement under Paragraph 6 hereof, other than termination by Executive for Good Reason or by the Company without Cause, Executive shall not, directly or indirectly, do or suffer any of the following:

                           (i)      Own, manage, control or participate in the
ownership, management, or control of, or be employed or engaged by or otherwise affiliated or associated as a consultant, independent contractor or otherwise


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with, any other corporation, partnership, proprietorship, firm, association or other business entity, or otherwise engage in any business, which is in competition with the business of the Company as and where conducted by it at the time of such termination; provided, however, that the ownership of not more than five percent (5%) of any class of publicly traded securities of any entity shall not be deemed a violation of this covenant;

                           (ii)     Solicit the employment of, assist in the
soliciting the employment of, or otherwise solicit the association in business with any person or entity of, any employee, consultant or agent of the Company; or

                           (iii)    Induce any person who is a customer of the
Company to terminate said relationship.

                  (b) Nondisclosure; Return of Materials. During the term of his employment by the Company and following termination of such employment, Executive will not disclose (except as required by his duties to the Company), any concept, design, process, technology, trade secret, customer list, plan, embodiment or invention, any other intellectual property ("Intellectual Property") or any other confidential information, whether patentable or not, of Company of which Executive becomes informed or aware during his employment, whether or not developed by Executive. In the event of the termination of his employment with the Company or the expiration of this Agreement, Executive will return to the Company all documents, data and other materials of whatever nature, including, without limitation, drawings, specifications, research, reports, embodiments, software and manuals that pertain to his employment with the Company or to any Intellectual Property and shall not retain or cause or allow any third party to retain photocopies or other reproductions of the foregoing.

                  (c) Executive expressly agrees and understands that the remedy at law for any breach by him of this Paragraph 9 may be inadequate and that the damages flowing from such breach are not easily measured in monetary terms. Accordingly, it is acknowledged that, upon adequate proof of Executive's violation of any provision of this Paragraph 9, the Company shall be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach and may withhold any amounts owed to Executive pursuant to this Agreement. Nothing in this Paragraph 9 shall be deemed to limit the Company's remedies at law or in equity for any breach by Executive of any of the provisions of this Paragraph 9 that may be pursued by the Company.

                  (d) If Executive shall violate any legally enforceable provision of this Paragraph 9 as to which there is a specific time period during which he is prohibited from taking certain actions or from engaging in certain activities, as set forth in such provision, then, in such event, such violation shall toll the running of such time period from the date of such violation until such violation shall cease.

                  (e) Executive has carefully considered the nature and extent of the restrictions upon him and the rights and remedies conferred upon the Company under this Paragraph 9, and hereby acknowledges and agrees that the same are reasonable in time and territory, are designed to eliminate competition that otherwise would be unfair to the Company, do not stifle the inherent skill and experience of Executive, would not operate as a bar to Executive's sole means of support, are fully required to protect the legitimate interests of the Company and do not confer a benefit upon the Company disproportionate to the detriment to Executive.

         10. Withholding Taxes. All payments to Executive hereunder shall be subject to withholding on account of federal, state and local taxes as required by law.

         11. No Conflicting Agreements. Executive represents and warrants that he is not a party to any agreement, contract or understanding, whether an employment contract or otherwise, that would restrict or prohibit him from undertaking or performing employment in accordance with the terms and conditions of this Agreement.

         12. Severable Provisions. The provisions of this Agreement are severable and if any one or more of its provisions is determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions and any partially unenforceable provision to the extent enforceable in any jurisdiction nevertheless shall be binding and enforceable.

         13. Binding Agreement. The rights and obligations of the Company under this Agreement shall inure to the benefit of, and shall be binding on, the Company and its successors and assigns, and the rights and obligations (other than obligations to perform services) of Executive under this Agreement shall inure to the benefit of, and shall be binding upon, Executive and his heirs, personal and legal representatives, executors, successors and administrators. If the Executive should die while any amounts are still payable to him, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other


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designee of, if there be no such designee, to the Executive's estate.

         14. Notices. Notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when sent by certified mail, postage prepaid, addressed to the intended recipient at the address set forth at the end of this Agreement, or at such other address as such intended recipient hereafter may have designated most recently to the other party hereto with specific reference to this Paragraph 14.

         15. Consent to Jurisdiction. Executive and the Company each irrevocably: (i) submits to the exclusive jurisdiction of the Florida courts and the United States district court(s) in Florida for the purpose of any proceedings arising out of this Agreement or any transaction contemplated by this Agreement; (ii) agrees not to commence such proceeding except in these courts; (iii) agrees that service of any process, summons, notice or document by U.S. registered mail to a party's address as provided herein shall be effective service of process for any such proceeding; and (iv) waives any objection to the laying of venue of any such proceeding in these courts.

         16. Waiver of Jury Trial. Each party waives, to the fullest extent permitted by law, any right he or it may have to a trial by jury in respect of any suit, action or proceeding arising out of this Agreement or any transaction contemplated by this Agreement. Each party certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce this waiver; and acknowledges that he or it and the other party have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Paragraph 16.

         17. Waiver. The failure of either party to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision as to any future violation thereof, or prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted the parties herein are cumulative and the waiver of any single remedy shall not constitute a waiver of such party's right to assert all other legal remedies available to it under the circumstances.

         18. Miscellaneous. This Agreement supersedes all prior agreements and understandings in writing or otherwise between the parties and may not be modified or terminated orally. All obligations and liabilities of each party hereto in favor of the other party hereto relating to matters arising prior to the date hereof have been fully satisfied, paid and discharge. No modification, termination or attempted waiver shall be valid unless in writing and signed by the party against whom the same is sought to be enforced.

         19. Governing Law. This Agreement shall be governed by and construed according to the laws of the State of Florida.

         20. Captions and Paragraph Headings. Captions and paragraph headings used herein are for convenience and are not a part of this Agreement and shall not be used in construing it.

         21. Legal Fees. If any legal action is required to enforce Executive's rights under this Agreement, Executive shall be entitled to recover from the Company any expenses for attorneys' fees and disbursements reasonably incurred by him if he is the prevailing party.

         22. No Obligation To Mitigate Damages. Executive shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by Executive as the result of employment by another employer after the termination of his employment, or otherwise.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first set forth above.

EXECUTIVE:



                              /s/ Vincent J. Lombardo
                             --------------------------------------------------
                             Name: Vincent J. Lombardo
                             Address: 19414 Morden Blush Drive, Lutz, FL 33544

                             ABLEST INC.



                             By: /s/ W. David Foster
                                -----------------------------------------------
                             Name:  W. David Foster
                             Title: Chief Executive Officer


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